PRICING SUPPLEMENT NO. 97-14 Dated November 24, 1997  Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997          File No. 333-30543


                          BENEFICIAL CORPORATION

                         Medium-Term Notes, Series I
                             (Book Entry Notes)


Prudential Securities Incorporated purchased $100,000,000 principal amount of these Medium-Term Notes, Series I, maturing on November 27, 2000, at a principal price of $100,000,000 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  November 27, 2000          Interest Reset Dates:
                                             Same as Interest Payment Dates
CUSIP Number:  08172MHC3
                                           Settlement Date (Issue Date):
Interest Rate Basis:                         November 26, 1997
  LIBOR
                                           Calculation Agent:
Index Maturity:  3-month                     The Chase Manhattan Bank

Specify Other Base Rate:  N/A              Optional Repayment Dates(s):
                                             N/A
Spread: plus 0.11%
                                           Additional Terms:
Spread Multiplier:  N/A                      For the purposes of the Notes
                                             contemplated hereunder, interest
Maximum Interest Rate:  N/A                  payments will include interest
                                             accrued to, but excluding the
Minimum Interest Rate:  N/A                  Interest Payment Date.

Interest Payment Dates:
  The 27th of each  February,
  May,  August and November,
  commencing on February 27, 1998
  through and including the Maturity Date.

Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date